Chardan North China Acquisition Corp.

CONTACT:	-OR-	INVESTOR RELATIONS COUNSEL:
Richard Propper, MD, Chairman		The Equity Group Inc.
Chardan North China Acquisition Corp.		Adam Prior
(619) 795-4627		(212) 836-9606
aprior@equityny.com

FOR IMMEDIATE RELEASE

SHAREHOLDERS APPROVE MERGER OF
CHARDAN NORTH CHINA ACQUISITION CORP AND HOLLYSYS

Name to change to HLS Systems International, Ltd.

San Diego, CA and Beijing, China - September 7, 2007 - Chardan North China Acquisition Corp. (OTCBB: CNCA, CNCAU, CNCAW) (“Chardan North”) today announced that shareholders approved the acquisition of a controlling interest in Beijing HollySys Company, Limited and Hangzhou HollySys Automation, Limited (collectively referred to as “HollySys”) at a meeting that took place today at Chardan North’s corporate headquarters in San Diego, CA.

The Transaction
In the transaction, Chardan North will merge with HLS Systems, Ltd., its wholly owned merger subsidiary, for the purpose of redomesticating to the British Virgin Islands. Each share of Chardan North will automatically convert into one share of HLS, and each outstanding warrant of Chardan North will be assumed by HLS with the same terms, but exercisable for common stock of HLS.

At the same time as the merger, HLS will acquire 100% of the issued and outstanding common stock of Gifted Time Holdings, the British Virgin Islands company that holds the controlling interest in HollySys. In exchange, HLS will issue 22,200,000 shares of its common stock to Advance Pacific Holdings, Ltd., the sole holder of the Gifted Time Holdings common stock. In addition, it will pay Advanced Pacific Holdings, Ltd. $27 million in cash. The payment of the remaining $3,000,000 cash obligation will be paid at a later time.

HLS is also making an offer to holders of 1,300,000 shares of Gifted Time Holdings Series A Preferred Stock to exchange each share of preferred for a share of HLS common stock.

Upon the closing of the transaction and the exchange offer, HLS will own 74.11% and 89.64%, respectively, of Beijing and Hangzhou HollySys. The closing is expected to occur during the week of September 17, 2007.

At closing HLS will have approximately 30,500,000 shares outstanding, 11,500,000 warrants outstanding and cash and cash equivalents of approximately $15,000,000 (unaudited as of March 31).

Chardan North China Acquisition Corp. September 7, 2007	Page 2

As additional consideration, the former shareholder of HollySys, on an all-or-none-basis each year, will be issued an aggregate 2.0 million additional shares of common stock if HLS achieves after-tax profits (excluding after-tax operating profits from any subsequent acquisitions of securities that have a dilutive effect) in the following amounts for the years ending December 31, 2007, 2008, 2009, and 2010, and an additional 3.0 million shares of common stock for the year ending December 31, 2011:

Year Ending 12/31	After-Tax Profit
2007	$ 23,000,000
2008	$ 32,000,000
2009	$ 43,000,000
2010	$ 61,000,000
2011	$ 71,000,000

Chardan North has applied for listing on the Nasdaq Stock Market under the proposed symbols, HLSS, HLSSW, and HLSSU.

Dr. Wang Changli, HLS’ Chief Executive Officer, stated, “This vote marks an historic new chapter in HollySys’ history. As a result of the merger and anticipated Nasdaq listing, we will be a much stronger participant in the international automation market. In addition, we are confident that the merger will help us to further strengthen our position in China’s industrial, nuclear and rail automation markets, and in so doing will enhance the long term value of HLS for its shareholders.”

HLS Business Highlights
HLS has become one of the leading automation systems providers in the PRC, developing a number of core technologies and completing over 3000 projects utilizing a wide array of automation products. The Company specializes in the research, development, production, sale and distribution of industrial automation and control systems, competing effectively with both domestic Chinese companies and large, multinational participants in the industrial, rail and nuclear power sectors.

HollySys has a history of strong revenue and profit growth. The Company’s backlog, which is the total value of all open contracts less the revenue recognized from these contracts, increased 31%, to $112.2 million as of March 31, 2007, from $85.6 million as of March 31, 2006. Contributing to the higher backlog was an increase in the contracts awarded, which grew from 585 during the nine months ended March 31, 2006 to 864 during the nine months ended March 31, 2007. A part of that increase was a rise in contracts for railway and city light rail transportation, a relatively new but rapidly expanding business area for HollySys.

Chardan North China Acquisition Corp. September 7, 2007	Page 3

HollySys also recently signed a series of new contracts between April 1, 2007 and July 15, 2007 for large control systems in the nuclear power generation and rail industries totaling US $115.8 million. The bulk of the revenues from these projects will be recognized over the next three years as the work on them is completed.

Financial Highlights
HLS reported revenue of $68.3 million for the nine months ended March 31, 2007, an increase of 11.4% over the $61.3 million reported for the prior year period. Comprehensive income, after tax income adjusted for currency fluctuations, was $13.6 million for the nine months ended March 31, 2007, a 22.6% increase from comprehensive income of $11.1 million reported for the nine months ended March 31, 2006.

HLS reported US GAAP audited revenues for the fiscal year ended June 30, 2006 of US $89.9 million, up 12.9% over fiscal 2005 revenues of US $79.6 million. Comprehensive income for fiscal 2006 increased 40.1% to US $19.2 million from fiscal 2005 comprehensive income of $13.7 million. The Company’s annual revenues and earnings grew at a compounded rate of 35.7% and 100.9%, respectively, from fiscal 2003 through fiscal 2006.

Management Team
Following the closing, the current management team of HollySys will continue operating HLS. The management team will be led by Dr. Wang Changli, who will become the chief executive officer of HLS and will continue to operate HollySys. Dr. Wang and Madame Qiao Li, the current chairman of HollySys, will join the board of directors of HLS.

Dr. Wang Changli, is the founder and CEO of HollySys and an accomplished professional in automation systems technology. He received his Ph.D in Automation from Lancaster University, U.K. in 1988 and his BSc from Tianjin University in 1984. His work experience includes over 17 years in the automation and controls industry, including being the Vice Chairman of the Chinese Automation Industry Association.

Madame Qiao Li will be the Chairperson of HLS. Madame Qiao Li has been the Chairperson of HollySys since 1999 and is also currently is the Chairperson of Beijing Good To Great Investment Co., Ltd. Madame Qiao Li served as the Vice-President of Beijing Venture Capital Co., Ltd. from 1999 to 2000. Madame Qiao Li received her Bachelor’s degree from Capital Normal University and has a Master’s degree in Business Administration from Capital University of Economics and Business. Madame Qiao received an International Executive MBA from the Hong Kong University of Science and Technology in 2002.

Chardan North China Acquisition Corp. September 7, 2007	Page 4

Upcoming Reporting Schedule
The Company expects to report financial results for its fourth quarter and year-ended June 30, 2007 shortly after closing in accordance with the requirements under the Securities Exchange Act of 1934, and it will also file its Annual Report on Form 20-F within six months after the end of the fiscal year in accordance with the requirements under Securities Exchange Act of 1934. Management will conduct a conference call following this release to discuss the results and will announce the timing in advance.

HLS plans to change to a December 31 fiscal year following the closing of the transaction. It will subsequently report unaudited financial results for the quarter ending September 30, 2007 and a stub audit for the six months ending December 31, 2007 in the coming months, then continue a regular quarterly reporting schedule beginning with its first quarter ending March 31, 2008. HLS plans to conduct a conference call following the issuance of financial results for each of these periods.

About Chardan North
Chardan North, a Delaware corporation based in San Diego, California, is a SPAC® incorporated in March 2005 for the purpose of acquiring an operating entity in the PRC.

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, about Chardan North, HollySys and their combined business after completion of the acquisition. Forward-looking statements are statements that are not historical facts. Such forward-looking statements, based upon the current beliefs and expectations of Chardan North's and HollySys' management, are subject to risks and uncertainties, which could cause actual results to differ from the forward looking statements. The following factors, among others, could cause actual results to differ from those set forth in the forward-looking statements: business conditions in China; continued compliance with government regulations; legislation or regulatory environments, requirements or changes adversely affecting the businesses in which HollySys is engaged; cessation or changes in government incentive programs: potential trade barriers affecting international expansion; fluctuations in customer demand; management of rapid growth and transitions to new markets; intensity of competition from or introduction of new and superior products by other providers of automation and control system technology; timing, approval and market acceptance of new product introductions; general economic conditions; geopolitical events and regulatory changes, as well as other relevant risks detailed in Chardan North's filings with the Securities and Exchange Commission, and the registration statement on Form S-4, as amended (Reg. No. 333-132826). The information set forth herein should be read in light of such risks. Neither Chardan North nor HollySys assumes any obligation to update the information contained in this press release.

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